EXHIBIT 3.1

Section 1.09(a) Annual Meeting of Stockholders.  “or (D) in the case of certain nominations of persons for election to the Board of Directors, pursuant to Section 1.11 of this Article 1”

“(iv) A stockholder’s written notice to the Secretary pursuant to clause (C) of paragraph (a)(i) of this Section 1.09 . . . .”

Section 1.09(c) General.   “(1) Only such persons nominated in accordance with this Section 1.09 or Section 1.11, where applicable, . . . . or Section 1.11, where applicable . . . . or Section 1.11, where applicable . . . .”

Section 1.11 Proxy Access.

(a)   The corporation shall include in its proxy statement for an annual meeting of the stockholders the name, together with the required information specified below, of any person nominated for election to the Board by a stockholder that satisfies, or by a group of no more than 20 stockholders that together satisfy, the requirements of this Section 1.11, and who expressly elect at the time of providing the notice required by this Section 1.11 to have its nominee included in the corporation’s proxy statement pursuant to this Section 1.11. For purposes of this Section 1.11, the information that the corporation will be required to include in its proxy statement is: (i) the information concerning the nominee and the stockholder or group of stockholders who nominated such nominee that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act and (ii) if such stockholder or group of stockholders so elects, a statement pursuant to paragraph (j) of this Section 1.11. No person may be a member of more than one group of persons constituting a group that satisfies the requirements of this Section 1.11.

(b)   For nominations pursuant to this Section 1.11 to be properly submitted by a stockholder or group of stockholders, such stockholder or group of stockholders must give timely written notice of such nominations to the Secretary. To be considered timely, a stockholder’s notice, together with the other information required by this Section 1.11, must be received by the Secretary at the principal executive offices of the corporation not less than 120 calendar days nor more than 150 calendar days before the anniversary date of the corporation’s proxy statement released to stockholders in connection with the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

(c)   The number of stockholder nominees nominated pursuant to this Section 1.11 (including any nominees that were submitted by a stockholder or group of stockholders for inclusion in the corporation’s proxy statement pursuant to this Section 1.11, but either are subsequently withdrawn or that the Board decides to nominate as Board nominees) appearing in the corporation’s proxy statement with respect to an annual meeting of stockholders, shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.11 may be received by the Secretary pursuant to this Section 1.11, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occur on the Board after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 1.11 may be received by the Secretary pursuant to this Section 1.11, but before the date of the annual meeting of stockholders, and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of stockholder nominees nominated pursuant to this Section 1.11 included in the corporation’s proxy statement shall be calculated based on the number of directors in office as so reduced. Any stockholder or group of stockholders submitting more than one nominee for inclusion in the corporation’s proxy statement pursuant to this Section 1.11 shall rank its nominees based on the order that such stockholder or group of stockholders desires such nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 1.11 exceeds the maximum number of stockholder nominees provided for in this Section 1.11. In the event that the number of stockholder nominees submitted by stockholders or groups of stockholders pursuant to this Section 1.11 exceeds the maximum number of stockholder nominees provided for in this Section 1.11, the highest ranking stockholder nominee who meets the requirements of this Section 1.11 from each stockholder or group of stockholders will be selected for inclusion in the corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the corporation each stockholder or group of stockholders disclosed as owned in its respective notice of a nomination submitted to the corporation in accordance with the procedures set forth in this Section 1.11. If the maximum number is not reached after the highest ranking stockholder nominee who meets the requirements of this Section 1.11 from each stockholder or group of stockholders has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)   For purposes of this Section 1.11, a stockholder or group of stockholders shall be deemed to “own” only those outstanding shares of capital stock of the corporation as to which the stockholder or any member of a group of stockholders possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall continue notwithstanding (i) the loaning of such shares if, during the period such shares are loaned, the person has the power to recall such loaned shares on three business days’ notice; or (ii) such person having delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement if, during the period such arrangement exists, the proxy, power of attorney or other instrument or arrangement is revocable at any time by such person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board. For purposes of this Section 1.11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e)   In order to make a nomination pursuant to this Section 1.11, a stockholder or group of stockholders must have owned 3% or more of the corporation’s outstanding capital stock continuously for at least three years as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with this Section 1.11 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and must continue to own at least 3% of the corporation’s outstanding capital stock through the meeting date. Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must also provide the following information in writing to the Secretary: (i) any and all information required by Section 1.09(a)(iv) of this Article I, (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within 7 calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary, the stockholder or group of stockholders owns, and has owned continuously for the preceding three years, at least 3% of the corporation’s outstanding common stock, and the stockholder or group of stockholders’ agreement to provide, within 5 business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such stockholder or group of stockholders’ continuous ownership of at least 3% of the corporation’s outstanding capital stock through the record date; (iii) the written consent of each stockholder nominee to being named in the proxy statement as a nominee and to serve as a director if elected; (iv) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; and (v) in the case of a nomination by a group of shareholders, the written designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(f)   Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must also provide a written representation and agreement that such stockholder or group of stockholders (including each member thereof): (i) acquired at least 3% of the corporation’s outstanding capital stock in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of at least 3% of the corporation’s outstanding capital stock through the date of the annual meeting, (iii) has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the nominee or nominees being nominated pursuant to this Section 1.11, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than its nominee or a nominee of the Board, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation and (vi) will provide facts, statements and other information in all communications with the corporation and stockholders of the corporation that are or will be true and correct in all material respects and do not and will not omit a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g)   Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder or group of stockholders must provide a written undertaking that the stockholder or group of stockholders (including each member thereof) agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the stockholder or group of stockholders’ communications with the stockholders of the corporation or out of the information that the such stockholder or group of stockholders provided to the corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders, and (iii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the stockholder or group of stockholders pursuant to this Section 1.11. The inspector of elections shall not give effect to the stockholder or group of stockholders’ votes with respect to the election of directors if such stockholder or group of stockholders does not comply with the undertakings in paragraph (f) above or this paragraph (g).

(h)   Together with any notice of a nomination in accordance with the procedures set forth in this Section 1.11, a stockholder nominee must deliver to the Secretary a Director Representation and Agreement as set forth in Section 2.02(b)(ii). At the request of the corporation, the stockholder nominee must submit all completed and signed questionnaires required of directors of the corporation, including a Director Questionnaire as required by Section 2.02(b)(i).

The corporation may request such additional information as necessary to permit the Board to determine if each stockholder nominee is independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, including those set forth in Section 2.02(b) of Article II. If the Board determines that a stockholder nominee is not independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, the stockholder nominee will be ineligible for inclusion in the corporation’s proxy statement.

(i)   In the event that any information or communications provided by the stockholder or group of stockholders or any stockholder nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each stockholder or group of stockholders or stockholder nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(j)   The stockholder or group of stockholders may provide to the Secretary, at the time the information required by this Section 1.11 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of each stockholder nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 1.11, the corporation may omit from its proxy statement any information or statement that it, in good faith, believes would violate any applicable law or regulation.

(k)   The corporation shall not be required to include, pursuant to this Section 1.11, any stockholder nominee in its proxy statement for any meeting of stockholders: (i) for which the Secretary receives a notice that a stockholder or group of stockholders has nominated a person for election to the Board pursuant to Section 1.09(a)(i)(C) of this Article I, (ii) if the stockholder nominee is, or has been within the three years preceding the date the corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the corporation, as determined by the Board, (iii) who is not independent under the listing standards of the principal U.S. securities exchange upon which the capital stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, including those set forth in Section 2.02 of Article II, (iv) if the stockholder nominee or the stockholder or group of stockholders (including any member thereof) who has nominated such stockholder nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, in support of the election of any individual as a director at the meeting other than such stockholder nominee or a nominee of the Board, (v) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the corporation that has not been disclosed to the corporation, (vi) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the corporation first mails to the stockholders its notice of meeting that includes the name of the stockholder nominee and, within the 10 years preceding such date, must not have been convicted in such a criminal proceeding, (vii) who upon becoming a member of the Board would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the capital stock of the corporation is listed or any applicable state or federal law, rule or regulation, (viii) if such stockholder nominee or the applicable stockholder or group of stockholders (including any member thereof) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board, or (ix) if the stockholder or group of stockholders (including any member thereof) or applicable stockholder nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.11, as determined by the Board or the chairman of the annual meeting of stockholders.

(l)   Notwithstanding anything to the contrary set forth in this Section 1.11, the Board or the presiding director or officer of the annual meeting of stockholders shall declare a nomination by a stockholder or group of stockholders to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if: (i) the stockholder or group of stockholders (including any member thereof) or applicable stockholder nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 1.11, as determined by the Board or the presiding director or officer of the annual meeting of stockholders, (ii) such stockholder nominee or the applicable stockholder or group of stockholders (including any member thereof) shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board or (iii) the stockholder or group of stockholders (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 1.11.

(m)   Any stockholder nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the stockholder nominee’s election, will be ineligible to be a stockholder nominee pursuant to this Section 1.11 for the next two annual meetings of stockholders.

(n)   The stockholder or group of stockholders shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which such stockholder’s or such group’s nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.